UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE CONTAINER STORE GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The Container Store Group, Inc.

NOTICE & PROXY STATEMENT

Annual Meeting of Shareholders
August 31, 2022
10:30 a.m. (Central Time)

THE CONTAINER STORE GROUP, INC.

500 FREEPORT PARKWAY, COPPELL, TEXAS 75019

July 12, 2022

To Our Shareholders:

You are cordially invited to attend the 2022 Annual Meeting of Shareholders of The Container Store Group, Inc. at 10:30 a.m. Central Time, on Wednesday, August 31, 2022, via live webcast.

The 2022 Annual Meeting of Shareholders will be a virtual meeting. We believe the virtual meeting technology provides expanded shareholder access while providing shareholders the same rights and opportunities to participate as they would have at an in-person meeting. During the virtual meeting, you may ask questions and will be able to vote your shares electronically. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. We encourage you to allow ample time for online check-in, which will begin at 10:15 a.m. Central Time. Please note that there is no in-person annual meeting for you to attend.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. You may also vote your shares online during the Annual Meeting even if you have previously submitted your proxy. Instructions on how to vote while participating in the meeting live via the Internet are provided in the accompanying proxy statement and posted at www.virtualshareholdermeeting.com/TCS2022.

Thank you for your support.

Sincerely,

Satish Malhotra

Chief Executive Officer and President

Notice of Annual Meeting of Shareholders

To Be Held Wednesday, August 31, 2022

THE CONTAINER STORE GROUP, INC.

500 FREEPORT PARKWAY, COPPELL, TEXAS 75019

The 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of The Container Store Group, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, August 31, 2022, at 10:30 a.m. Central Time, via live webcast, for the following purposes:

●	To elect Lisa Klinger, Satish Malhotra and Wendi Sturgis as Class III Directors to serve until the 2025 Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified;
●	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 1, 2023; and
●	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.

We will also transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock at the close of business on July 7, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these shareholders will be available for examination of any shareholder (i) for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Michael Lambeth, Vice President, Treasurer and Secretary, at mlambeth@containerstore.com, stating the purpose of the request and providing proof of ownership of Company stock and (ii) during the Annual Meeting, via the Internet at www.virtualshareholdermeeting.com/TCS2022. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the materials that follow. If you received a copy of the proxy card by mail, you may alternatively sign, date and mail the proxy card in the accompanying return envelope. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors,

Michael Lambeth, Secretary

Coppell, Texas

July 12, 2022

i

PROXY STATEMENT

THE CONTAINER STORE GROUP, INC.
500 FREEPORT PARKWAY, COPPELL, TEXAS 75019

This proxy statement is furnished in connection with the solicitation by the Board of Directors of The Container Store Group, Inc. (the “Board of Directors” or “Board”) of proxies to be voted at our Annual Meeting of Shareholders to be held on Wednesday, August 31, 2022 (the “Annual Meeting”), at 10:30 a.m. Central Time, via live webcast, and at any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of shares of our common stock, $0.01 par value (“Common Stock”), at the close of business on July 7, 2022 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were approximately 51,533,476 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to shareholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Shareholders for the fiscal year ended April 2, 2022 (the “2021 Annual Report”) will be released on or about July 12, 2022 to our shareholders on the Record Date.

In this proxy statement, “we,” “us,” “our,” the “Company” and “The Container Store” refer to The Container Store Group, Inc. and “The Container Store, Inc.” refers to The Container Store, Inc., a Texas corporation and our wholly-owned subsidiary.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON WEDNESDAY, AUGUST 31, 2022

This proxy statement and our 2021 Annual Report to Shareholders are available at http://www.proxyvote.com/.

ATTENDING THE ANNUAL MEETING

The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/TCS2022.

Proposals

At the Annual Meeting, our shareholders will be asked:

●	To elect Lisa Klinger, Satish Malhotra and Wendi Sturgis as Class III Directors to serve until the 2025 Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified;
●	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 1, 2023; and
●	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.

We will also transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting. We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board of Directors, or Board, recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

●	FOR the election of Lisa Klinger, Satish Malhotra and Wendi Sturgis as Class III Directors;
●	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 1, 2023; and
●	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

Information About This Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because The Container Store’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, The Container Store is making this proxy statement and its 2021 Annual Report available to its shareholders electronically via the Internet. On or about July 12, 2022, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2021 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2021 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a shareholder sharing an address with another shareholder and wish to receive only one set of proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF SHAREHOLDERS

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is July 7, 2022. You are entitled to vote at the Annual Meeting only if you were a shareholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 51,533,476 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, via live webcast or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND THE ANNUAL MEETING?

You may attend the Annual Meeting only if you are a The Container Store shareholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. The Annual Meeting will be held entirely online to allow greater participation. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/TCS2022. You will also be able to vote your shares electronically at the Annual Meeting.

To participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:30 a.m. Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:15 a.m. Central Time, and you should allow ample time for the check-in procedures. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging in to your bank or brokerage firm’s website and selecting the shareholder communications mailbox to access the meeting. The control number will automatically populate. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a

“Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits after the completion of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

●	irrelevant to the business of the Company or to the business of the Annual Meeting;
●	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
●	related to any pending, threatened or ongoing litigation;
●	related to personal grievances;
●	derogatory references to individuals or that are otherwise in bad taste;
●	substantially repetitious of questions already made by another stockholder;
●	in excess of the two-question limit;
●	in furtherance of the stockholder’s personal or business interests; or
●	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?

Shareholders of Record

We recommend that shareholders vote by proxy even if they plan to attend participate in the online Annual Meeting and vote electronically. If you are a shareholder of record, there are three ways to vote by proxy:

●	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
●	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
●	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Internet and telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on August 30, 2022. Shareholders of record may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TCS2022 and entering the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:30 a.m. Central Time on August 31, 2022.

Beneficial Owners

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to shareholders owning shares through certain banks and brokers. If your shares are held in street name and you would like to vote at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/TCS2022 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website and select the shareholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered shareholder, you may revoke your proxy or change your vote:

●	by submitting a duly executed proxy bearing a later date;
●	by granting a subsequent proxy through the Internet or telephone;

●	by giving written notice of revocation to the Secretary of The Container Store at mlambeth@containerstore.com prior to the Annual Meeting; or
●	by attending and voting during the Annual Meeting live webcast.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote at the Annual Meeting by following the procedures described above.

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

PROPOSAL	Votes required	Effect of Votes Withheld / Abstentions and Broker Non- Votes
PROPOSAL 1: ELECTION OF DIRECTORS	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.	Votes withheld and broker non-votes will have no effect.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present via live webcast or by proxy and entitled to vote on the proposal.	Abstentions will have the same effect as votes against the proposal. We do not expect any broker non-votes on this proposal.
PROPOSAL 3: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present via live webcast or by proxy and entitled to vote on the proposal.	Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the proposal.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of each other proposal before the Annual Meeting, represents a shareholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have the same effect as votes against on each other proposal before the Annual Meeting.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, each other proposal to be voted on at the Annual Meeting is a non-routine matter and, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on such matters. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

PROPOSALS TO BE VOTED ON

PROPOSAL 1 Election of Directors

At the Annual Meeting, three Class III Directors are to be elected to hold office until the Annual Meeting of Shareholders to be held in 2025 and until each such director’s respective successor is duly elected and qualified or until each such director’s earlier death, resignation or removal.

We currently have nine Directors on our Board, including three Class III Directors. Our current Class III Directors are Lisa Klinger, Satish Malhotra and Wendi Sturgis. The Board has nominated the current Class III directors for re-election at the Annual Meeting.

Our Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of shareholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of shareholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose term expires at the 2023 Annual Meeting of Shareholders; Class II, whose term expires at the 2024 Annual Meeting of Shareholders; and Class III, whose term currently expires at the Annual Meeting and whose subsequent term will expire at the 2025 Annual Meeting of Shareholders. The current Class I Directors are Robert E. Jordan, Jonathan D. Sokoloff and Caryl Stern; the current Class II Directors are J. Kristofer Galashan, Anthony Laday and Nicole Otto; and the current Class III Directors are Lisa Klinger, Satish Malhotra and Wendi Sturgis.

As indicated in our Amended and Restated Certificate of Incorporation, our Board of Directors consists of such number of directors as determined from time to time by resolution adopted by a majority of the total number of authorized directors. Any additional directorships resulting from an increase in the number of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as Class III Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the election of the below Class III Director nominees.

CLASS III DIRECTOR NOMINEES (SUBSEQUENT TERMS TO EXPIRE AT THE 2025 ANNUAL MEETING)

The nominees for election to the Board of Directors as Class III Directors are as follows:

		Served as a
Name	Age	Director Since	Positions with The Container Store
Lisa Klinger	55	2022	Director
Satish Malhotra	47	2021	Chief Executive Officer, President and Director
Wendi Sturgis	55	2019	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director nominee are as follows:

LISA KLINGER	Age 55

Lisa Klinger has served on our Board of Directors since March 2022. Ms. Klinger served as the Chief Administrative and Financial Officer for Ideal Image Development Corp., an L Catterton portfolio company and the largest U.S. retail provider of nonsurgical cosmetic procedures from January 2018 to February 2019. Before Ideal Image, from June 2016 to December 2017, she served as Chief Administrative and Financial Officer for Peloton Interactive, Inc. Ms. Klinger's previously served as Chief Financial Officer at Vince Holding Corp. from December 2012 to December 2015 and The Fresh Market, Inc from March 2009 to December 2012. Ms. Klinger's career in retail began in 2000 at Limited Brands and continued at Michael’s Stores where she had various senior finance leadership roles including Treasurer, Investor Relations, and Acting Chief Financial Officer. Ms. Klinger has served on the Board of Directors and as Audit Committee Chair of both Emerald Holdings, Inc., a leading U.S. business-to-business platform producer of trade shows, events, conferences, marketing, and B2B software solutions, since 2018, and Tremor International Ltd., a global leader in Video and Connected TV advertising offering an end-to-end technology platform to advertisers, since 2021. Ms. Klinger also served on the Board of Directors and Audit Committee of Party City Holdco, Inc., a vertically integrated party goods supplier and retailer from 2015 to 2021. Ms. Klinger was selected to our Board of Directors due to her financial expertise and significant experience serving on public company Boards of Directors and Audit Committees.

SATISH MALHOTRA	Age 47

Satish Malhotra has served on our Board of Directors and as our Chief Executive Officer and President since February 2021. Mr. Malhotra previously served in a variety of key leadership roles with increasing responsibility at Sephora from November 1999 to January 2021, ultimately progressing to Chief Operating Officer from 2016 to 2019 and to Chief Retail and Operating Officer from 2019 until his departure. In his latest role, Mr. Malhotra was responsible for supporting Sephora’s growth by expanding the in-store client experience and services, increasing points of distribution and building scalable infrastructures. Mr. Malhotra received his Bachelor of Science in Business Administration from the Haas School of Business at the University of California, Berkeley. Mr. Malhotra also holds an inactive Certified Public Accountant’s license from the State of California. Mr. Malhotra was selected to our Board due to his extensive leadership experience in the retail industry and his operational expertise, including in the areas of in-store experience, store development, technology, supply chain and finance.

WENDI STURGIS	Age 55

Wendi Sturgis has served on our Board of Directors since August 2019. Ms. Sturgis currently serves as Chief Executive Officer of cleverbridge, Inc. a global billing solution provider for digital goods and services. Previously, Ms. Sturgis served as President of Lyte, Inc., an event ticketing technology platform company, from April 2021 to November 2021. Ms. Sturgis served as Chief Revenue Officer at Lyte, Inc. from January 2021 to March 2021. Previously, Ms. Sturgis served as President and Chief Executive Officer of Yext, Europe at Yext, Inc., a New York based technology company operating in the area of on-line brand management, a position that she held from April 2019 to January 2021. Ms. Sturgis joined Yext in 2011, and held a variety of executive roles, including Executive Vice President of Sales and Services from August 2011 to December 2016 and Chief Client Officer from December 2016 to August 2019. Ms. Sturgis previously ran the North America Account Management team at Yahoo! Inc., where she was responsible for an 800-person organization and $1.4 billion in revenue. She has also previously held executive positions at Price Waterhouse, Oracle, Scient, Gartner and Right Media, served as a director and as a member of the Innovation and Technology committee of Student Transportation of America, where she gained experience in cybersecurity leading the company’s annual cybersecurity risk review, and served as a director of TPG Pace Tech Opportunities. Ms. Sturgis also serves on the Board of Directors of Sabre Corporation where she is also a member of the Governance and Nominating Committee and Technology Committee and on the Board of Directors of several private companies. Ms. Sturgis was selected to our Board of Directors because of her leadership experience in the technology, digital transformation and marketing fields.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2023 ANNUAL MEETING)

The current members of the Board of Directors who are Class I Directors are as follows:

		Served as a
Name	Age	Director Since	Positions with The Container Store
Robert E. Jordan	61	2013	Director
Jonathan D. Sokoloff	64	2007	Director
Caryl Stern	64	2014	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director nominee are as follows:

ROBERT E. JORDAN	Age 61

Robert E. Jordan was appointed as a director to the Board of Directors in October 2013. Mr. Jordan is the Chief Executive Officer of Southwest Airlines, a commercial airline company. Mr. Jordan serves on the Board of Directors of Southwest Airlines, where he is a member of its Executive Committee, and serves as a board member of several private companies. Mr. Jordan joined Southwest Airlines in 1988 and has served in a number of roles including Executive Vice President of Corporate Services, Executive Vice President & Chief Commercial Officer and President of AirTran Airways, Executive Vice President Strategy & Planning, Executive Vice President Strategy & Technology, Senior Vice President Enterprise Spend Management, Vice President Technology, Vice President Purchasing, Controller, Director Revenue Accounting, and Manager Sales Accounting. Mr. Jordan has led a number of significant initiatives including the acquisition of AirTran Airways, the development of the new e-commerce platform and the all new loyalty program. Mr. Jordan was selected to our Board because he brings financial experience and possesses particular knowledge and experience in strategic planning and leadership of complex organizations.

JONATHAN D. SOKOLOFF	Age 64

Jonathan D. Sokoloff has served on our Board of Directors since August 2007. Mr. Sokoloff is currently a Managing Partner with LGP, a private equity firm, which he joined in 1990. Before joining LGP, he was a Managing Director in Investment Banking at Drexel Burnham Lambert. Mr. Sokoloff also serves on the board of Shake Shack Inc., where he is also a member of the Compensation Committee, Jo Ann Stores, Inc., Advantage Solutions, Inc. and on the boards of several private companies and non-profit organizations. Mr. Sokoloff previously served on the Board of Directors of Whole Foods Market, Inc., Top Shop/Top Man Limited, BJ’s Wholesale Club, Inc., Signet Jewelers Limited, and J. Crew Group, Inc. He co-chairs the Endowment Committee for Private Equity at his alma mater, Williams College. Mr. Sokoloff was selected to our Board of Directors because he possesses particular knowledge and experience in accounting, finance and capital structure, strategic planning and leadership of complex organizations, retail businesses and board practices of other major corporations.

CARYL STERN	Age 64

Caryl Stern was appointed to the Board of Directors in October 2014. Ms. Stern was appointed Executive Director of the Walton Family Foundation in December 2019. Prior to that, she served as President and Chief Executive Officer of the U.S. Fund for UNICEF, a child welfare organization, from June 2007 to December 2019. Ms. Stern has three decades of non-profit and education experience including serving as the Chief Operating Officer and Senior Associate National Director of the Anti-Defamation League; the founding Director of ADL’s A WORLD OF DIFFERENCE Institute; and the Dean of Students at Polytechnic University. She has served on numerous non-profit boards and currently, she serves on the Board of several private entities. Ms. Stern is the author of I BELIEVE IN ZERO: Learning from the World’s Children. Ms. Stern was selected to our Board because of her global business perspective and her organizational leadership, operational and financial expertise.

CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2024 ANNUAL MEETING)

The current members of the Board of Directors who are Class II Directors are as follows:

		Served as a
Name	Age	Director Since	Positions with The Container Store
J. Kristofer Galashan	44	2007	Director
Anthony Laday	55	2021	Director
Nicole Otto	51	2021	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

J. KRISTOFER GALASHAN	Age 44

J. Kristofer Galashan has served on our Board of Directors since August 2007. Mr. Galashan is currently a Partner with LGP, a private equity firm, which he joined in 2002. Prior to joining LGP he had been in the Investment Banking Division of Credit Suisse First Boston (“CSFB”) in Los Angeles which he joined in 2000 following CSFB’s acquisition of Donaldson, Lufkin & Jenrette (“DLJ”). Mr. Galashan had been with DLJ since 1999. Mr. Galashan serves on the board of Union Square Hospitality Group Acquisition Corp., Mister Car Wash, Inc., Life Time Group Holdings, Inc. and several private companies. Mr. Galashan previously served on the Board of Directors of BJ’s Wholesale Club, Inc. Mr. Galashan was selected to our Board of Directors because he possesses particular knowledge and experience in accounting, finance and capital structure, strategic planning and leadership of complex organizations, retail businesses and board practices of other major corporations.

ANTHONY LADAY	Age 55

Anthony Laday has served on our Board of Directors since September 2021. Since 2014, Mr. Laday has served as the Chief Financial Officer of Fogo de Chão, where he leads the Accounting, Finance, IT and Supply Chain functions. In 2015, Mr. Laday was instrumental in the successful completion of Fogo de Chão’ s initial public offering on Nasdaq. He also helped navigate a go-private transaction in April 2018 when Rhône Capital acquired Fogo de Chão in an all-cash transaction valued at $650 million. Mr. Laday has held finance roles of increasing responsibility for a number of prominent brands prior to Fogo de Chão including Brinker International, FedEx Office, and American Airlines. Mr. Laday was selected to our Board of Directors because of his experience serving as a public company executive and his strong background in finance and accounting.

NICOLE OTTO	Age 51

Nicole Otto has served on our Board of Directors since September 2021. Ms. Otto serves as the Global Brand President of The North Face since June 2022. Ms. Otto previously served as the VP/GM of Nike Direct North America from January 2018 to June 2021. In this role, she oversaw Nike’s integrated physical and digital ecosystem that delivers seamless shopping journeys, online-to-offline services and experiences, and deep connections with Nike consumers. This ecosystem includes Nike digital commerce, Nike activity apps, Nike owned and partner stores and the Nike value marketplace throughout the United States and Canada. Through these touchpoints, Ms. Otto and her team built personal, one-to-one relationships with Nike members at scale. Ms. Otto joined Nike in 2005 and throughout her career at Nike, Ms. Otto played a central role in building and leading high-performing teams and defining pinnacle mono-brand retail experiences. Ms. Otto held several leadership roles at Nike within the digital business, both overseas and on Nike’s global team. These roles included serving as VP/GM of Digital Commerce in Europe from July 2016 to December 2017, VP/GM of Nike.com Global Store from January 2015 to July 2016, VP of Global Digital Commerce Operations from April 2013 to April 2015 and VP of Consumer Digital Tech from December 2010 to April 2013. Ms. Otto was selected to our Board due to her executive-level experience in the retail industry, particularly in the area of digital commerce.

We believe that all of our current Board members possess the professional and personal qualifications necessary for Board service and have highlighted particularly noteworthy attributes for each Board member and nominee in the individual biographies included in this proxy statement.

PROPOSAL 2 Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 1, 2023. Our Board has directed that this appointment be submitted to our shareholders for ratification. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our shareholders and believe that shareholder ratification of our appointment is a good corporate governance practice.

Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended April 2, 2022. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Ernst & Young LLP is expected to attend the Annual Meeting via live webcast and be available to respond to appropriate questions from shareholders.

In the event that the appointment of Ernst & Young LLP is not ratified by the shareholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending March 30, 2024. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of The Container Store.

VOTE REQUIRED

This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present via live webcast or by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

PROPOSAL 3 Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company requests that our shareholders cast a non-binding, advisory vote to approve the compensation of the Company’s named executive officers identified in the section titled “Executive and Director Compensation” set forth below in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders hereby approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the section titled “Executive and Director Compensation,” the Summary Compensation Table and the other related tables and disclosures.”

We believe that our compensation programs and policies for the fiscal year ended April 2, 2022 were an effective incentive for the achievement of the Company’s goals, aligned with shareholders’ interest and worthy of continued shareholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Executive and Director Compensation” set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and Company performance.

This vote is merely advisory and will not be binding upon the Company, the Board or the Culture and Compensation Committee, nor will it create or imply any change in the duties of the Company, the Board or the Culture and Compensation Committee. The Culture and Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with the Company’s shareholders and encourages all shareholders to vote their shares on this important matter. In accordance with the advisory vote regarding the frequency of “say-on-pay” votes held at the 2019 Annual Meeting of Shareholders, the Company has determined to continue to hold the “say-on-pay” advisory vote every year until the next such “say-on-pay” frequency advisory vote. The next “say-on-pay” advisory vote will occur at the 2023 Annual Meeting of Shareholders.

VOTE REQUIRED

This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present via live webcast or by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed The Container Store’s audited financial statements for the fiscal year ended April 2, 2022 and has discussed these financial statements with management and The Container Store’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, The Container Store’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Container Store’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and The Container Store, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from The Container Store. Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in The Container Store’s Annual Report on Form 10-K for the fiscal year ended April 2, 2022.

Anthony Laday (Chair)

Caryl Stern

Wendi Sturgis

Lisa Klinger

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	Fiscal 2021	Fiscal 2020
Audit Fees	$1,777,015	$1,457,125
Audit-Related Fees	$456,000	$—
Tax Fees	$225,953	$336,299
All Other Fees	$2,710	$2,719
Total Fees	$2,461,678	$1,796,143

AUDIT FEES

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

AUDIT-RELATED FEES

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”

TAX FEES

Tax fees comprise fees for a variety of permissible services relating to international tax compliance, tax planning, and tax advice.

ALL OTHER FEES

All other fees were paid for an online technical research tool.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

Our Audit Committee’s charter provides that the Audit Committee, or the chair of the committee, must pre-approve any audit or non-audit service provided to us by our independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if the service falls within available exceptions under SEC rules. Without limiting the foregoing, the Audit Committee may delegate authority to one or more independent members of the committee to grant pre-approvals of audit and permitted non-audit services. Any such pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
Satish Malhotra [1]	47	Chief Executive Officer and President
Jeffrey A. Miller [2]	50	Chief Financial Officer
Melissa Collins [3]	55	Chief Marketing Officer
John Gehre [4]	52	Chief Merchandising Officer
Dhritiman Saha [5]	50	Chief Information Officer

1	See biography on page 10 of this proxy statement.
2	Jeffrey A. Miller has been with The Container Store since August 2013 and has served as our Chief Financial Officer since August 2020. Mr. Miller is responsible for the business areas of Finance, Accounting, Real Estate, Information Security, Procurement, Internal Audit and ESG. Previously, Mr. Miller served as Vice President and Chief Accounting Officer of The Container Store since August 2013. Prior to joining The Container Store, Mr. Miller was at FedEx Office for over 10 years and served in a variety of roles with increasing responsibility, progressing to Vice President and Controller from 2008 until his departure. Mr. Miller began his career as an auditor with Arthur Andersen and Ernst & Young.
3	Melissa Collins has been with The Container Store for 25 years and has served as our Chief Marketing Officer since July 2016. Ms. Collins serves as the Company’s primary marketing strategist, and oversees such key functional areas as brand positioning, advertising, public relations, digital marketing, visual merchandising, e-commerce, social media and “Organized Insider”, our customer engagement and loyalty program. Previously, from August 2008 to July 2016, Ms. Collins served as Vice President of Creative and Online. Prior to that, she served in a variety of roles with increasing responsibility, beginning as Art Director and progressing to Senior Director of Creative and Online Services.
4	John Gehre has served as our Chief Merchandising Officer since August 2019 and, prior to that, as Executive Vice President of Merchandising and Planning since May 2018, with responsibility for product assortment, inventory allocation, global sourcing initiatives and private label strategy. Prior to joining The Container Store, Mr. Gehre served as the Vice President of General Merchandise, Global Sourcing, and Front End from February 2007 to January 2018 at H-E-B, an American supermarket chain. Mr. Gehre previously gained experience in merchandise planning, product development, omni-channel marketing, and supply chain with BJ’s Wholesale, Linens ‘n Things, Saks Fifth Avenue and Federated.
5	Dhritiman Saha joined The Container Store as our Executive Vice President and Chief Information Officer in May 2021, bringing more than 27 years of expertise in P&L, leading and managing multi-billion dollar ecommerce transformation & growth, digital marketing, subscription business, omnichannel customer experience, technology and global operations. Prior to joining The Container Store, Mr. Saha served as the Chief Digital Officer at GameStop from February 2021 to April 2021 and led e-commerce business, digital marketing & customer experience, online assortment expansion, digital and omnichannel technology & product management. Prior to GameStop, Mr. Saha served as Global Chief Customer and Digital Officer at Bodybuilding.com from December 2018 to February 2020 and as Senior Vice President of Digital for JCPenny from April 2014 to December 2018. Throughout Mr. Saha’s extensive career, he has also served in a variety of leadership roles driving technology and omnichannel business transformation at other chain retailers such as Target and Kohls. Mr. Saha received his MBA from Johns Hopkins University and completed his bachelors degree in Electronics and Telecommunications Engineering in Jalandhar, India.

CORPORATE GOVERNANCE

General

Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Culture and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of The Container Store. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investor Relations” page of our website located at www.containerstore.com, or by writing to our Secretary at our offices at 500 Freeport Parkway, Coppell, Texas 75019.

Board Composition

Our Board of Directors currently consists of nine members: J. Kristofer Galashan, Robert E. Jordan, Lisa Klinger, Anthony Laday, Satish Malhotra, Nicole Otto, Jonathan D. Sokoloff, Caryl Stern and Wendi Sturgis. As indicated in our Amended and Restated Certificate of Incorporation, our Board of Directors consists of such number of directors as determined from time to time by resolution adopted by a majority of the total number of authorized directors. Any additional directorships resulting from an increase in the number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.

Our Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of shareholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting following election or such director’s death, resignation or removal, whichever is earliest to occur. Our Board of Directors has nominated Lisa Klinger, Satish Malhotra and Wendi Sturgis for re-election at the Annual Meeting.

Director Independence

Our Board of Directors has affirmatively determined that each of J. Kristofer Galashan, Robert E. Jordan, Lisa Klinger, Anthony Laday, Nicole Otto, Jonathan D. Sokoloff, Caryl Stern and Wendi Sturgis is an “independent director,” as defined under NYSE rules. Our Board of Directors also affirmatively determined that each of Timothy J. Flynn and Rajendra (Raj) Sisodia, who served on the Board of Directors during fiscal 2021, was an “independent director,” as defined under NYSE rules. In evaluating and determining the independence of the directors, the Board considered that The Container Store may have certain relationships with its directors. Specifically, the Board considered that Messrs. Flynn, Galashan and Sokoloff are affiliated with LGP, which owns approximately 30.5% of our outstanding Common Stock as of July 7, 2022. The Board determined that this relationship does not impair their independence from us and our management. The Board also considered that Messrs. Flynn and Sokoloff serve on the board of directors of Advantage Solutions, Inc. (“Advantage”), a company that provides online advertising services to the Company, and that LGP owns approximately 23.7% of Advantage’s common stock. Since the beginning of fiscal 2021, the Company paid approximately $155,000 in fees to Advantage. The Board has determined that the Company’s relationship with Advantage does not impair the independence of Messrs. Flynn and Sokoloff from us and our management.

Director Candidates

The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board of Directors that may be included in any stockholders agreement to which we are a party.

To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our shareholders. In fiscal 2021, the Nominating and Corporate Governance Committee engaged a search firm to assist in the identification and evaluation of director candidates. As part of its evaluation, the Nominating and Corporate Governance Committee considered the gender and racial and ethnic diversity of director candidates proposed by the search firm. Lisa Klinger, a Class III director nominee, was recommended by the search firm.

Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest and determines if candidates meet the qualifications desired by the committee of candidates for election as director.

In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider (i) minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board and (ii) all other factors it considers appropriate, which may include age, gender and ethnic and racial background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. In particular, experience, qualifications or skills in the following areas are particularly relevant: retail merchandising; marketing and advertising; consumer goods; sales and distribution; accounting, finance, and capital structure; strategic planning and leadership of complex organizations; legal/regulatory and government affairs; people management; communications and interpersonal skills and board practices of other major corporations. Our Corporate Governance Guidelines provide that the Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, The Container Store Group, Inc., 500 Freeport Parkway, Coppell, Texas 75019. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Interested Parties

Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the Audit, Nominating and Corporate Governance, and Culture and Compensation Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 500 Freeport Parkway, Coppell, Texas 75019, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.

Board Leadership Structure and Role in Risk Oversight

Our Corporate Governance Guidelines provide that the roles of Chairperson of the Board and Chief Executive Officer may be separated or combined, and our Board of Directors exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Currently, Robert E. Jordan serves as our Chairman of the Board and Satish Malhotra serves as our Chief Executive Officer.

The Board has carefully considered its leadership structure and determined that separating positions of Chief Executive Officer and Chairperson of the Board serves the best interests of the Company and its shareholders. Specifically, the separation of the Chief Executive Officer and Chairperson positions provides Mr. Malhotra with the ability to focus on the Company’s strategy, business, and operating and financial performance. The Board believes that Mr. Jordan is best situated to serve as Chairperson at this time due to his deep knowledge of our Company and his prior experience serving as lead independent director of the Board. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Our Board of Directors will continue to consider whether the positions of Chairperson of the Board and Chief Executive Officer should be separated or combined at any given time as part of our succession planning process.

Our Corporate Governance Guidelines provide that whenever our Chairperson of the Board is also our Chief Executive Officer or is a director that does not otherwise qualify as an independent director, the independent directors will elect a lead director whose responsibilities include presiding over all meetings of the Board at which the Chairperson is not present, including any executive sessions of the independent directors or the non-management directors; assisting in scheduling Board meetings and approving meeting schedules; communicating and collaborating with the Chief Executive Officer on various matters; and acting as the liaison between the independent or non-management directors and the Chairperson of the Board, as appropriate. The full list of responsibilities of our lead director may be found in Annex A to our Corporate Governance Guidelines. Because the Board has determined to separate the Chairperson and Chief Executive Officers positions, currently the Company does not have a lead director.

Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy, the most significant risks facing us, including cybersecurity and risks relating to the ongoing COVID-19 pandemic, and oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Audit Committee oversees financial and cybersecurity risk and our Nominating and Corporate Governance Committee oversees risk relating to our environmental, social and governance strategy. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. A copy of the code is available on our website located at www.containerstore.com in the “Corporate Governance” section of the “Investor Relations” page. We expect that any amendments to the code, or any waivers of its requirements, that are required to be disclosed by SEC or NYSE rules will be disclosed on our website.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from engaging in all hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involving our equity securities.

Attendance by Members of the Board of Directors at Meetings

There were 5 meetings of the Board of Directors during the fiscal year ended April 2, 2022. During the fiscal year ended April 2, 2022, each Director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the Director served during the period in which he or she served as a Director.

Our Corporate Governance Guidelines provide that all directors are expected to make best efforts to attend the Annual Meeting. Seven out of nine directors who were members of our Board at the time of the 2021 Annual Meeting of Shareholders attended the meeting.

Executive Sessions

The non-management members of the Board meet in regularly scheduled executive sessions. Robert E. Jordan, as the Chairperson, presides over the regularly scheduled executive sessions at which he is present.

Environmental, Social and Governance Approach

Governance of Corporate Responsibility

The Board’s role includes overseeing the Company’s corporate strategy and enterprise risk management, including sustainability efforts. Our Board and its committees play a critical role in the oversight of our corporate culture and hold management accountable for its maintenance of high ethical standards, governance practices and compliance programs to protect our business, employees, and reputation. The Nominating and Corporate Governance Committee of the Board of Directors oversees our ESG efforts (with the Compensation and Culture Committee having primary responsibility for matters relating to human capital management and management development). Our Chief Financial Officer, a member of the executive committee, leads the ESG function. The Senior Director of ESG manages corporate sustainability activities and strategy, and reports to the Chief Financial Officer.

Environmental Stewardship

At The Container Store, we recognize the importance of our impact on people, the planet and the communities where we operate. It is imperative to the success of our business that we continue to learn, improve, and advance our vision in those key areas by implementing a strong and thoughtful ESG strategy.

Our top priorities are to develop policies and programs that focus on the environment, social responsibility and our employees, respect for human rights and ethics. Our contribution to a sustainable society is to reduce environmental impact and improve our sustainable business practices to meet stakeholder demand and address growing environmental concerns and risks. In fiscal 2021, we conducted our first assessment to identify and prioritize the ESG topics most important to our business and our stakeholders. Additionally, we onboarded tools to help us measure baseline Scope 1 and Scope 2 Green House Gas emissions and energy intensity data according to the Green House Gas Protocol. We continue to offset power usage in our stores, distribution centers, and support center with 100% renewable energy.

Our Elfa-manufactured products, which contributed approximately 30% of our fiscal year 2021 retail sales, are largely made from recycled materials and Elfa has a robust sustainability program in place.

Employee and Stakeholder Engagement

We continue our progress towards a fair, healthy, and safe workplace, while creating work environment policies that promote diversity, equality, and inclusion. We believe that when we create a workplace where our colleagues are engaged, committed and empowered for the long-term, we are better positioned to create value for our company, as well as for our shareholders. We are proud of our focus on promoting human rights across our operations – from our supply chain to our products – and are committed to build our business on a foundation of ethics.

Our customers consider us their happy place; and we recognize the importance of taking care of the employees who are responsible for creating this environment in our stores. That’s why we are committed to providing a robust and ongoing training and development program. Through training, we equip our team to meet the needs of our customers, whether they work in our Stores, Distribution Centers or the Support Center. Training also helps our employees become knowledgeable and trusted experts armed with intuition and trained for success.

Our commitment to equity and inclusion extends beyond our employees. We know supporting the local communities where we have stores and distribution centers makes the communities stronger. Therefore, we are proud to offer opportunities within our supply chain to small and diverse-owned businesses and through our philanthropy efforts focus on causes that are important to our employees and customers and align with our commitment to making a lasting social and economic impact in those communities.

You can read more learn more about our diversity, equity, and inclusion efforts at www.containerstore.com/inclusion. The information contained on our website is not incorporated by reference into this proxy statement.

COMMITTEES OF THE BOARD

Our Board has established three standing committees—Audit, Culture and Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.

The current members of each of the Board committees are set forth in the following chart.

Nominating and Corporate
Name	Audit	Culture and Compensation	Governance
Robert E. Jordan*		X	X
Satish Malhotra
J. Kristofer Galashan*			Chair
Anthony Laday*	Chair		X
Nicole Otto*		X
Jonathan D. Sokoloff*
Caryl Stern*	X	Chair
Wendi Sturgis*	X		X
Lisa Klinger*	X

*	Independent director

AUDIT COMMITTEE

Our Audit Committee’s responsibilities include, but are not limited to:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
●	discussing with our independent registered public accounting firm their independence from management;
●	reviewing with our independent registered public accounting firm the scope and results of their audit;
●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
●	discussing the Company’s policies with respect to risk management, including regarding financial and cybersecurity risks;
●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The current members of the Audit Committee are Lisa Klinger, Anthony Laday, Caryl Stern and Wendi Sturgis, with Mr. Laday serving as Chair. Our Board of Directors has affirmatively determined that each of Mr. Laday, Ms. Stern, Ms. Sturgis and Ms. Klinger meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and the NYSE rules. In addition, our Board of Directors has determined that Mr. Laday and Ms. Klinger each qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee met 8 times during the fiscal year ended April 2, 2022.

CULTURE AND COMPENSATION COMMITTEE

The Culture and Compensation Committee is responsible for, among other matters:

●	reviewing and making recommendations to the Board regarding the compensation of our directors;
●	reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and, based upon these evaluations, setting the Chief Executive Officer’s compensation (either alone or, if directed by the Board, in conjunction with a majority of the independent directors of the Board);
●	overseeing an evaluation of the performance of our other executive officers and, after considering such evaluation, reviewing and setting or marking recommendations to the Board regarding the compensation of our other executive officers;
●	administering our incentive and equity-based plans and arrangements and making grants thereunder;
●	appointing and overseeing any compensation consultants;
●	preserving and enhancing our strong culture; and
●	overseeing the company’s strategies, policies and practices with respect to human capital management and management development.

The Culture and Compensation Committee consults with the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.

Pursuant to the Culture and Compensation Committee’s charter, the Culture and Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In fiscal 2021, the Culture and Compensation Committee engaged Korn Ferry, a management consulting firm that provides compensation consulting services, to assist in making decisions regarding the amount and form of compensation to provide our executive officers. Korn Ferry reports directly to the Culture and Compensation Committee. The Culture and Compensation Committee has considered the adviser independence factors required under SEC and NYSE rules as they relate to Korn Ferry and has determined that Korn Ferry’s work does not raise a conflict of interest.

Under its charter, the Culture and Compensation Committee is permitted to delegate its authority to a subcommittee of the committee. The members of our Culture and Compensation Committee are Robert E. Jordan, Caryl Stern, and Nicole Otto, with Ms. Stern serving as Chair. Mr. Jordan, Ms. Stern and Ms. Otto, each qualifies as independent under the NYSE’s heightened independence standards for members of a compensation committee.

The Culture and Compensation Committee met 4 times during the fiscal year ended April 2, 2022.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is responsible for, among other matters:

●	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;
●	developing and recommending to our Board of Directors a set of corporate governance guidelines and principles; and
●	overseeing the Company’s s strategy, initiatives and policies concerning corporate social responsibility, including environmental, social, and governance matters.

Our Nominating and Corporate Governance Committee consists of J. Kristofer Galashan, Anthony Laday, Wendi Sturgis, and Robert E. Jordan, with Mr. Galashan serving as Chair. Mr. Galashan, Mr. Laday, Ms. Sturgis and Mr. Jordan are each independent under NYSE rules.

The Nominating and Corporate Governance Committee met 5 times during the fiscal year ended April 2, 2022.

Executive and Director Compensation

DIRECTOR COMPENSATION

Unless specifically set forth in this section captioned "Director Compensation," the tabular and other disclosure herein regarding director compensation (including, without limitation, the number of shares and exercise price for stock options related to periods prior to the initial public offering of our Common Stock (our "IPO")) give effect to the approximate 5.9:1 stock split that occurred in connection with our IPO.

Fiscal 2021 Director Compensation Table

	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($)[1]	($)[2,3]	($)
Jonathan D. Sokoloff	$ 80,000	$130,000	$210,000
Timothy J. Flynn[4]	$ 84,250	$130,000	$214,250
J. Kristofer Galashan	$ 90,782	$130,000	$220,782
Lisa Klinger[5]	$ 699	$ 55,557	$56,256
Rajendra ("Raj") Sisodia[4]	$ 42,032	—	$42,032
Robert E. Jordan	$135,680	$130,000	$265,680
Caryl Stern	$ 98,647	$130,000	$228,647
Wendi Sturgis	$ 87,865	$130,000	$217,865
Melissa Reiff	$166,667	—	$166,667
Nicole Otto[5]	$ 42,917	$130,000	$172,917
Anthony Laday[5]	$ 57,500	$130,000	$187,500

1	Consists of amounts described below under "Narrative Disclosure to Director Compensation Table".
2	Represents the aggregate grant date fair value for restricted stock awards granted in fiscal 2021, determined in accordance with FASB ASC Topic 718. See Note 8. Stock-based compensation of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended April 2, 2022 for the assumptions used in valuing such restricted stock awards.
3	The following table sets forth the aggregate numbers of shares of restricted stock and stock options held by each of our non-employee directors on April 2, 2022.

	Aggregate Number
	of Shares of Restricted	Aggregate Number
	Stock	of Stock Options
Name	As of 04/02/22(#)	As of 04/02/22(#)
Jonathan D. Sokoloff	35,376	109,150
Timothy J. Flynn	—	109,150
J. Kristofer Galashan	35,376	109,149
Lisa Klinger	6,408	—
Rajendra ("Raj") Sisodia	—	—
Robert E. Jordan	35,376	122,752
Caryl Stern	35,376	94,691
Wendi Sturgis	35,376	—
Melissa Reiff	—	—
Nicole Otto[5]	11,255	—
Anthony Laday[5]	11,255	—

4	Mr. Sisodia resigned from the Board of Directors effective September 1, 2021 and received a pro-rata share of the fees earned or paid in cash for fiscal 2021. Additionally, Mr. Flynn resigned from the Board of Directors effective March 29, 2022 and also received a pro-rata share of the fees earned or paid in cash for fiscal 2021. Mr. Sisodia and Mr. Flynn each forfeited all unvested shares of restricted stock upon his resignation and forfeited all unexercised stock options 90 days following his resignation.
5	Ms. Klinger was appointed as a member of the Board of Directors effective March 29, 2022 and Ms. Otto and Mr. Laday were appointed as members of the Board of Directors effective September 1, 2021. Each director received a pro-rata share of the fees earned or paid in cash for fiscal 2021 and Ms. Klinger received an initial restricted stock award equal to a prorated portion of $130,000 based on the portion of fiscal 2021 served.

Narrative Disclosure to Director Compensation Table

Non-Employee Director Compensation Policy

In connection with our IPO, our Board of Directors adopted a compensation policy that is applicable to all of our non-employee directors, as has been subsequently amended. Pursuant to the policy, each non-employee director receives an annual cash retainer of $80,000, payable quarterly. The chairperson of the Audit Committee of the Board of Directors receives an additional annual cash retainer of $25,000 per year, the chairperson of the Culture and Compensation Committee of the Board of Directors receives an additional annual cash retainer of $20,000 per year, and the chairperson of the Nominating and Corporate Governance Committee of the Board of Directors receives an additional annual cash retainer of $15,000 per year. In addition, each director serving as a member of any Committee, except for the director serving as Chairperson of such Committee, receives an additional annual retainer of $5,000 per year. The Chairperson of the Board of Directors receives an additional annual cash retainer of $75,000. The Lead Director of the Board of Directors receives an additional annual cash retainer of $25,000 per year. In the case of the directors affiliated with LGP, such retainers are paid directly to LGP and not to the director individually. There are no fees paid for board or committee meeting attendance. All directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with meetings of our Board of Directors.

Pursuant to our non-employee director compensation policy each non-employee director receives an annual grant of an equity award of stock options, restricted shares or restricted stock units, as determined by our Board of Directors (pursuant to the policy in effect prior to 2018, such equity award was solely in the form of stock options), under the Amended and Restated 2013 Incentive Award Plan (described below). For grants made in the fiscal year ended April 2, 2022, awards had a grant date fair value of approximately $130,000. Each non-employee director initially elected or appointed to our Board of Directors on a date other than the date of an annual meeting of shareholders will be granted a prorated portion of the annual award for the applicable year. If an equity award is in the form of stock options, the per-share exercise price of each stock option granted to a non-employee director will equal the fair market value of a share of our Common Stock on the date of grant. Each such equity award granted under the non-employee director compensation policy generally vests ratably in equal annual installments over one year, subject to the non-employee director’s continued service through the vesting date, subject to acceleration immediately prior to the occurrence of a change in control.

On February 25, 2015, we adopted a non-employee director stock ownership policy, and we amended and restated the policy on April 8, 2021. Under the policy, each non-employee director is required over time to hold a number of shares of Common Stock with a value, measured based on the fair market value of a share of our Common Stock on the date of measurement, equal to three times the annual cash compensation received for his or her first full year of service on our Board of Directors. For these purposes, shares include only vested shares of stock or stock options, and with respect to stock options, a number of shares with a value equal to the exercise price of the stock option is subtracted from the shares subject to the option. Compliance with the guidelines is required within five years of a director joining our Board of Directors or, if later, by April 8, 2026, the fifth anniversary of the date of adoption of the policy. Following the first date on which a non-employee director holds the minimum number of shares that meets the relevant equity threshold, such non-employee director will be deemed to continue to comply with the policy so long as such non-employee director continues to hold at least as many such shares, notwithstanding any decrease in the fair market value per share of our Common Stock or any increase in cash compensation following such date. As of April 2, 2022, all of our directors other than Mses. Sturgis, Otto and Klinger and Mr. Laday, each of whom joined our Board of Directors within the prior three fiscal years, were in compliance with our non-employee director stock ownership policy.

EXECUTIVE COMPENSATION

The discussion below provides compensation information for our "named executive officers," consisting of our principal executive officer and our two other most highly compensated executive officers. Our named executive officers for fiscal 2021 were:

●	Satish Malhotra, who has served as our President and Chief Executive Officer since February 1, 2021.
●	Dhritiman Saha, who has served as our Chief Information Officer since April 22, 2021.
●	Jeffrey Miller, who has served as our Chief Financial Officer since August 31, 2020.

Unless specifically set forth in this section captioned "Executive Compensation", the tabular and other disclosure herein regarding executive compensation (including, without limitation, the number of shares and exercise price for stock options related to periods prior to our IPO) give effect to the approximate 5.9:1 stock split that occurred in connection with our IPO.

Summary Compensation Table

The following table shows the compensation earned by our named executive officers during fiscal 2021 and, for Mr. Malhotra and Mr. Miller, during fiscal 2020.

					Non-equity
Name and					incentive plan	All other
principal		Salary	Bonus	Stock awards	compensation	compensation	Total
position	Fiscal year	($)[1]	($)[2]	($)[3]	($)[4]	($)[5]	($)
Satish Malhotra	2021	875,000	—	999,988	1,750,000	4,132	3,629,119
President and Chief Executive Officer	2020	151,442	1,000,000	777,051	—	242,706	2,171,199

Dhritiman Saha	2021	384,135	150,000	297,490	382,967	9,154	1,223,745
Chief Information Officer

Jeffrey Miller	2021	389,423	—	262,496	400,000	7,000	1,058,919
Chief Financial Officer	2020	309,006	—	149,997	259,000	—	718,003

1	Amounts reflect the base salaries paid to each named executive officer for fiscal 2021 and fiscal 2020. The base salary for Mr. Miller for fiscal 2020 reflects a base salary reduction implemented effective March 30, 2020 in connection with the COVID-19 pandemic, which the base salary was subsequently reinstated effective October 4, 2020.
2	The amount in the column for Mr. Saha for fiscal 2021 and the amount in the column for Mr. Malhotra for fiscal 2020 reflects a signing bonus paid to each individual in connection with his commencement of employment with The Container Store, Inc.
3	For fiscal 2021, the amount in the column reflects the aggregate grant date fair value of (i) time-based restricted stock awards granted in fiscal 2021, which equaled $350,000 for Mr. Malhotra, $104,121 for Mr. Saha, and $91,879 for Mr. Miller, and (ii) performance-based restricted stock awards, which, based upon 100% achievement of performance targets that represented the probable outcome of the performance targets, equaled $649,988 for Mr. Malhotra, $193,369 for Mr. Saha, and $170,617 for Mr. Miller. At maximum achievement of the performance targets, the values of the performance-based restricted stock awards would have been $844,996 for Mr. Malhotra, $251,378 for Mr. Saha, and $221,818 for Mr. Miller. See Note 8. Stock-based compensation of the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2021 for the assumptions used in valuing such restricted stock awards. See "Executive Compensation—Narrative Disclosure to Summary Compensation Table—Long Term Equity Incentives" below for a description of these awards.
4	The amounts in this column reflect the annual cash awards earned by our named executive officers under our annual bonus programs for fiscal 2021 performance (and, for Mr. Malhotra and Mr. Miller, for fiscal 2020 performance), as described further under "Executive Compensation—Narrative Disclosure to Summary Compensation Table—Annual Cash Incentives" below.
5	The amounts in this column for Mr. Malhotra, Mr. Saha, and Mr. Miller for fiscal 2021 represent 401(k) matching contributions made to each individual’s respective accounts by us. We did not make any such matching contributions to the 401(k) accounts of our named executive officers during fiscal 2020.

Narrative Disclosure to Summary Compensation Table

Elements of Compensation

In fiscal 2021, we compensated our named executive officers through a combination of base salary, cash incentive opportunities, and other benefits as described below. Our named executive officers also were granted time-based and performance-based restricted shares and continued to hold stock options, time-based restricted shares, and/or performance-based restricted shares granted in previous years.

Base Salary

The base salaries for our named executive officers were determined pursuant to negotiation, as set forth in employment agreements, described below.

For fiscal 2021, Mr. Malhotra was eligible to receive a base salary of $875,000, and Mr. Saha was eligible to receive a base salary of $425,000. Mr. Miller was initially eligible to receive a base salary of $375,000, which was subsequently increased to $400,000 effective September 5, 2021, in connection with our annual performance review process.

Annual Cash Incentives

In fiscal 2021, each of our named executive officers were eligible to receive annual performance-based cash bonuses, in each case, based on percentages of base salary under the Amended and Restated 2013 Incentive Award Plan. The bonuses were determined using a performance grid based on our net sales and total sales growth, consolidated adjusted annual EBITDA and certain Company strategic initiatives.

For fiscal 2021, the minimum bonus level under the Amended and Restated 2013 Incentive Award Plan for each of our named executive officers was set at 0% of annual base salary, and the maximum level was set at 200% of annual base salary for Mr. Malhotra and 100% for Mr. Saha and Mr. Miller. The target level was established at 130% of annual base salary for Mr. Malhotra and 50% for Mr. Saha and Mr. Miller. With respect to such target levels for fiscal 2021, 50% was based upon consolidated adjusted annual EBITDA, 25% on The Container Store, Inc. net sales and total sales growth and 25% on Company strategic initiatives. The amounts of these earned bonuses are shown in the Summary Compensation Table above in the "Non equity incentive plan compensation" column.

Chief Information Officer Signing Bonus.

Pursuant to his employee agreement, Mr. Saha was paid a lump sum cash signing bonus of $150,000. If, prior to the second anniversary of his start date, Mr. Saha’s employment is terminated by us for Cause or by him other than for Good Reason (as each such term is defined in his employment agreement), Mr. Saha is required to repay to the Company the net-after tax amount of the signing bonus within thirty days following such termination of employment.

Long Term Equity Incentives

Prior to our IPO, we maintained an equity incentive plan, the 2012 Stock Option Plan of TCS Holdings, Inc. (the "2012 Stock Option Plan"). As of our IPO, no further stock options have been or will be granted under the 2012 Stock Option Plan.

Upon our IPO, we adopted, and our shareholders approved, our 2013 Incentive Award Plan, which permits the granting of stock-based compensation awards and cash-based performance bonus awards. In 2017, our Board of Directors adopted, and our shareholders approved, our Amended and Restated 2013 Incentive Award Plan. The Amended and Restated 2013 Incentive Award Plan provides for the grant of, among other awards, stock options, stock appreciation rights, or SARs (as defined below), restricted stock awards, restricted stock unit awards, deferred stock awards, deferred stock unit awards, dividend equivalent awards, stock payment awards, performance awards and other stock-based awards.

In connection with our IPO, we granted stock options to certain of our employees, including the stock options granted to the named executive officers shown in the Fiscal 2021 Outstanding Equity Awards at Fiscal Year-End table below. All such stock options were immediately vested and exercisable as of the consummation of our IPO. We have not granted any other stock options to our named executive officers.

On June 1, 2020, we granted, under our Amended and Restated 2013 Incentive Award Plan, 14,851 time-based restricted shares to Mr. Miller, vesting in equal annual installments on June 1, 2021, June 1, 2022 and June 1, 2023, subject only to continued employment. In addition, we granted 45,048 performance-based restricted shares to Mr. Miller. Such numbers of performance-based restricted shares represent the maximum number of shares, of which 42.86% could have performance-vested based on the Company’s performance with respect to certain consolidated adjusted annual EBITDA goals, 28.57% could have performance-vested based on total annual sales and 28.57% could have performance-vested based on achievement of goals that relate to the Company’s response to the COVID-19 pandemic. Such figures represent 130% of the target amount for such award.

On December 21, 2020, we granted, under our Amended and Restated 2013 Incentive Award Plan, Mr. Malhotra 50,100 time-based restricted shares which will vest as to one-third of the restricted shares on each of the first through third anniversaries of February 1, 2021, subject to Mr. Malhotra’s continued employment through each applicable vesting date.

On June 1, 2021, we granted, under our Amended and Restated 2013 Incentive Award Plan, 26,475 time-based restricted shares to Mr. Malhotra, 7,876 time-based restricted shares to Mr. Saha, and 6,950 time-based restricted shares to Mr. Miller, vesting in equal annual installments on June 1, 2022, June 1, 2023 and June 1, 2024, subject only to continued employment. In addition, we granted 63,918 performance-based restricted shares to Mr. Malhotra, 19,015 performance-based restricted shares to Mr. Saha and 16,779 performance-based restricted shares to Mr. Miller. Such number of performance-based restricted shares represent the maximum number of shares, of which 61.54% could have performance-vested based on the Company’s performance with respect to certain consolidated adjusted annual EBITDA goals and 38.46% could have performance-vested based on total consolidated annual sales, and which will be eligible to vest in equal installments over three years on each of the first three anniversaries of June 1, 2021. Such figures represent 130% of the target amounts for such awards.

All equity awards held by the named executive officers as of April 2, 2022 are shown in the Fiscal 2021 Outstanding Equity Awards at Fiscal Year-End Table below.

Section 162(m) of the Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to covered employees who are employed as of the end of the year. Prior to the U.S. Tax Cuts and Jobs Act of 2017 (the "Tax Reform Act"), compensation that qualified as "performance-based" under Section 162(m) of the Code was exempt from this $1 million deduction limitation. As part of the Tax Reform Act, the ability to rely on the "performance-based" exemption was, with certain limited exceptions, eliminated. Although we maintain compensation plans that originally were intended to permit the payment of compensation deductible under Section 162(m) of the Code, we may no longer be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee, subject to the Tax Reform Act’s limited transition relief rules.

Nonqualified Deferred Compensation Plan

In fiscal 2021, the named executive officers participated in a nonqualified deferred compensation plan pursuant to which participants may defer up to 50% of their base salaries and up to 100% of their bonuses until termination of employment. All employee contributions and earnings on such amounts are fully vested at all times. We may also make discretionary contributions to participants’ accounts, which vest in equal installments over six years, subject to acceleration upon a change of control. We have not made any such discretionary contributions in recent years. Participants may elect to invest the amounts in the plan in various established funds.

Perquisites and Other Benefits

We maintain, and the named executive officers participate in, a 401(k) retirement savings plan. Each participant may contribute to the 401(k) plan, through payroll deductions, up to 80% of his or her salary limited to the maximum allowed by the Internal Revenue Service regulations. All amounts contributed by employee participants and earnings on these contributions are fully vested at all times and are not taxable to participants until withdrawn. Employee participants may elect to invest their contributions in various established funds. We may also make contributions to the accounts of plan participants.

Our compensation program does not include any other material benefits or perquisites for our named executive officers. Except as set forth above, our named executive officers generally participate in the same programs as our other employees.

Employment Agreements

Satish Malhotra

In connection with Mr. Malhotra’s appointment as the Company’s President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Malhotra. Mr. Malhotra’s employment agreement provides that Mr. Malhotra will serve as President and Chief Executive Officer for a term commencing on February 1, 2021 and ending on February 1, 2026, unless earlier terminated as provided in the agreement. The employment agreement provides for an annual base salary of $875,000, subject to review annually for possible increase. Beginning with fiscal 2021, Mr. Malhotra is entitled to an annual cash performance-based bonus with a target of 130% of annual base salary and a maximum of 200% of annual base salary.

The Company also agreed to pay Mr. Malhotra a lump sum cash signing bonus of $1,000,000 and provide him relocation benefits for expenses incurred to relocate Mr. Malhotra’s primary residence to the Dallas-Fort Worth Metropolitan Area. In addition, the Employment Agreement provides for an initial grant of restricted shares under the Company’s Amended and Restated 2013 Incentive Award Plan with an aggregate value of $500,000. The actual number of shares granted was determined by dividing $500,000 by the average closing price of a share of common stock of the Company over the 30 trading days preceding December 21, 2020, which was 50,100 shares. The restricted shares will vest as to one-third of the restricted shares on each of the first through third anniversaries of February 1, 2021, subject to Mr. Malhotra’s continued employment through each applicable vesting date.

The agreement provides certain severance benefits upon termination by us without “Cause” or by Mr. Malhotra for “Good Reason”. Cause is generally defined as (a) a material breach by Mr. Malhotra of any material provision of his agreement that is not corrected by him within 30 days after receipt of written notice from us specifying such breach, to the extent such breach is capable of cure, (b) his conviction of, or entry by him of a guilty or nolo contendere plea to, the commission of a felony or a crime involving moral turpitude, other than vicarious liability or traffic violations, (c) his intentional breach of company policies constituting theft or embezzlement from us or any of our customers or suppliers, (d) his gross neglect or intentional misconduct in connection with the performance of any material portion of his duties (which, in the case of his gross neglect, is not corrected by him within 30 days after receipt of written notice from us specifying such neglect, to the extent that such neglect is capable of cure), or (e) a determination by the Board, after a reasonable investigation or inquiry, that he has engaged in conduct that constitutes sexual harassment or assault within the meaning of applicable law or Company policy, with respect to any individual, including any current or former employee, customer, director service provider agent, client or contractor of the Company. Good Reason is generally defined as (i) an adverse change in Mr. Malhotra’s title or reporting line or material duties, authorities or responsibilities, (ii) the assignment to Mr. Malhotra of duties materially inconsistent with his position, (iii) a material breach by us of any material provision of his employment agreement, (iv) a reduction of his annual base salary or benefits (other than any such reduction by no more than 10% of his annual base salary which is part of, and generally consistent with, a general reduction affecting other of our similarly situated executives) or annual bonus opportunity, (v) a failure by us to pay any portion of his annual base salary or bonus or to otherwise provide benefits provided for in his agreement, or (vi) our requiring him to be headquartered at any office or location more than 50 miles from Coppell, Texas, except for required travel on the Company’s business to an extent substantially consistent with Mr. Malhotra’s present business travel obligations, in each case subject to applicable notice and cure provisions.

Upon a termination of employment by us without Cause or by Mr. Malhotra for Good Reason (each, a “Qualifying Termination”), he would be eligible to receive cash severance equal to two times the sum of (a) his annual base salary and (b) (i) if the date of the Qualifying Termination is during the first six months of a fiscal year, his annual bonus received in respect of the prior fiscal year or (ii) if the date of the Qualifying Termination is in the last six months of a fiscal year, the amount of the annual bonus that is accrued through the date of the Qualifying Termination for purposes of the Company’s financial statements in accordance with generally accepted accounting principles. Upon a Qualifying Termination, Mr. Malhotra is also entitled to (a) pro-rata vesting of any of his then-unvested equity awards that are, at the time of termination (i) subject solely to time-based vesting and (ii) scheduled to vest on the next scheduled time-vesting date, with such pro-ration being calculated based on the number of days worked since grant or the most recent time-vesting date, as applicable, and (b) continuation of medical and welfare benefits for Mr. Malhotra and his eligible dependents for two years following the termination date. In addition, any of Mr. Malhotra’s equity awards that are unvested at the time of termination and subject to performance-based vesting would remain outstanding and eligible to vest and become exercisable based on the actual level of achievement of the applicable performance targets, but only with respect to the number of shares eligible to vest on the first time-vesting date that follows Mr. Malhotra’s termination, and pro-rated based on the number of days worked during the period from grant or the prior time-vesting date. Pursuant to the agreement, any severance payment payable to Mr. Malhotra remains subject to his execution of a release of claims in favor of us.

Also under the agreement, Mr. Malhotra agreed that, during his employment with us and during the two-year period following the termination date, he would not directly or indirectly work for or engage or invest in any of our competitors or solicit, directly or through any third party, any of our employees or consultants.

Dhritiman Saha

In connection with Mr. Saha’s appointment as the Company’s Executive Vice President, Chief Information Officer, the Company entered into an employment agreement with Mr. Saha, effective as of April 22, 2021. Mr. Saha’s employment agreement provides that Mr. Saha will serve as Executive Vice President, Chief Information Officer for a three-year term ending on April 22, 2024, unless earlier terminated as provided in the agreement. The employment agreement provides for an annual base salary of $425,000, subject to review annually for possible increase. Beginning with fiscal 2021, Mr. Saha is entitled to an annual cash performance-based bonus with a target of 50% of annual base salary and a maximum of 100% of annual base salary; provided that the annual bonus for fiscal 2021 will be prorated to reflect Mr. Saha’s start date.

The Company also agreed to pay Mr. Saha a lump sum cash signing bonus of $150,000. In addition, the Employment Agreement provides for an initial grant of restricted shares under the Company’s Amended and Restated 2013 Incentive Award Plan with an aggregate value of $297,500, the terms of which are further described above under “Elements of Compensation – Long Term Equity Incentives”.

The agreement provides certain severance benefits upon termination by us without “Cause” or by Mr. Saha for “Good Reason”. Cause is generally defined as (a) a material breach by Mr. Saha of any material provision of his agreement that is not corrected by him within 30 days after receipt of written notice from us specifying such breach, to the extent such breach is capable of cure, (b) his conviction of, or entry by him of a guilty or nolo contendere plea to, the commission of a felony or a crime involving moral turpitude, other than vicarious liability or traffic violations, (c) his intentional breach of company policies constituting theft or embezzlement from us or any of our customers or suppliers, or (d) his gross neglect or intentional misconduct in connection with the performance of any material portion of his duties (which, in the case of his gross neglect, is not corrected by him within 30 days after receipt of written notice from us specifying such neglect, to the extent that such neglect is capable of cure). Good Reason is generally defined as described above for Mr. Malhotra.

Upon a termination of employment by us without Cause or by Mr. Saha for Good Reason (each, a “Qualifying Termination”), he would be eligible to receive (a) one and one-half times annual base salary paid in installments over an 18-month period, (b) pro-rata vesting of any then-unvested equity awards that are, at the time of termination (i) subject solely to time-based vesting and (ii) scheduled to vest on the next scheduled time-vesting date, with such pro-ration being calculated based on the number of days worked since grant or the most recent time-vesting date, as applicable (the fraction, the numerator of which is the number of days worked since grant or the most recent time-vesting date, and the denominator of which is the total number of days from the grant date or last time-vesting date through and including the next scheduled time-vesting date, the “Pro-Ration Fraction”) and (c) continuation of medical and welfare benefits for Mr. Saha and Mr. Saha’s eligible dependents for eighteen months following the termination date, paid for by us, and a payment from us to make Mr. Saha whole on an after-tax basis for our payment of these costs. In addition, any of Mr. Saha’s equity awards that are unvested at the time of termination and subject to performance-based vesting would remain outstanding and eligible to vest and become exercisable based on the actual level of achievement of the applicable performance targets, with respect to the number of shares subject to the performance award, multiplied by the Pro-Ration Fraction.

If the Qualifying Termination occurs within one year following a change in control of the Company, in lieu of the cash severance and medical benefits and related payments described in the preceding paragraph, (a) Mr. Saha would be eligible to receive two times his annual base salary, and (b) he and his eligible dependents would be entitled to continuation of medical and welfare benefits for two years following the termination date, paid for by the Company, and to a payment to make him whole on an after-tax basis for our payment of these costs. If such Qualifying Termination occurs within one year following a change in control, then, in lieu of the equity award treatment described in the preceding paragraph, (a) Mr. Saha ’s unvested equity awards that are, at the time of termination, subject solely to time-based vesting would become fully vested and exercisable, and (b) his equity awards that are unvested at the time of termination and subject to performance-based vesting conditions will vest in the amount that would have vested had the applicable performance period been completed and maximum performance levels achieved.

Pursuant to the agreement, any severance payment payable to Mr. Saha remains subject to his execution of a release of claims in favor of us.

In addition, upon Mr. Saha’s death or termination due to disability, he or his estate would be entitled to receive a prorated amount of the bonus he would have earned for the year of termination had he remained employed throughout the year, based on actual performance. His unvested equity awards will vest in the same proportion as described in the case of a Qualifying Termination occurring other than during the one-year period after a change in control.

Also under the agreement, Mr. Saha agreed that, during his employment with us and during the two-year period following the termination date, he would not directly or indirectly work for or engage or invest in any of our competitors or solicit, directly or through any third party, any of our employees or consultants.

Jeffrey Miller

In connection with Mr. Miller’s appointment as Chief Financial Officer, Mr. Miller entered into an employment agreement with the Company. The agreement provides that Mr. Miller will serve as Chief Financial Officer for a term commencing on August 31, 2020 and ending on August 31, 2023, unless earlier terminated as provided in the agreement. The employment agreement provides for an annual base salary of $375,000, subject to review annually for possible increase. In light of the outbreak of COVID-19 and the associated impact on our business operations, the Company and Mr. Miller agreed to a 33% reduction of his base salary to $251,250 until such time as determined by the Board. Mr. Miller’s base salary was subsequently reinstated effective October 4, 2020. The Agreement also provides for an annual cash performance-based bonus with a target of 40% of annual base salary and a maximum of 75% of annual base salary.

The Agreement provides certain severance benefits upon termination by the Company without “Cause” or by Mr. Miller for “Good Reason.” Cause and Good Reason are generally defined as described above for Mr. Malhotra. The Company and Mr. Miller agreed that his salary reduction in fiscal year 2020 would not constitute “Good Reason” for purposes of the agreement.

Except as described below, upon a Qualifying Termination, he would be eligible to receive (a) one and one-half times annual base salary paid in installments over an 18-month period, (b) pro-rata vesting of any then-unvested equity awards that are, at the time of termination (i) subject solely to time-based vesting and (ii) scheduled to vest on the next scheduled time-vesting date, with such pro-ration being calculated based on the number of days worked since grant or the most recent time-vesting date, as applicable (the fraction, the numerator of which is the number of days worked since grant or the most recent time-vesting date, and the denominator of which is the total number of days from the grant date or last time-vesting date through and including the next scheduled time-vesting date, the “Pro-Ration Fraction”) and (c) continuation of medical and welfare benefits for Mr. Miller and Mr. Miller’s eligible dependents for eighteen months following the termination date, paid for by us, and a payment from us to make Mr. Miller whole on an after-tax basis for our payment of these costs. In addition, any of Mr. Miller’s equity awards that are unvested at the time of termination and subject to performance-based vesting would remain outstanding and eligible to vest and become exercisable based on the actual level of achievement of the applicable performance targets, with respect to the number of shares subject to the performance award, multiplied by the Pro-Ration Fraction.

If the Qualifying Termination occurs within one year following a change in control of the Company or prior to February 28, 2022, in lieu of the cash severance and medical benefits and related payments described in the preceding paragraph, (a) Mr. Miller would be eligible to receive two times his annual base salary, and (b) he and his eligible dependents would be entitled to continuation of medical and welfare benefits for two years following the termination date, paid for by the Company, and to a payment to make him whole on an after-tax basis for our payment of these costs. If such Qualifying Termination occurs within one year following a change in control, then, in lieu of the equity award treatment described in the preceding paragraph, (a) Mr. Miller’s unvested equity awards that are, at the time of termination, subject solely to time-based vesting would become fully vested and exercisable, and (b) his equity awards that are unvested at the time of termination and subject to performance-based vesting conditions will vest in the amount that would have vested had the applicable performance period been completed and maximum performance levels achieved.

All of the payments and benefits described above to which Mr. Miller would be entitled in connection with a Qualifying Termination are subject to his execution of a release of claims in favor of the Company.

Upon Mr. Miller’s death or termination due to disability, his designee or estate would be entitled to receive a prorated amount of the bonus he would have earned for the year of termination had he remained employed throughout the year, based on actual performance. His unvested equity awards will vest in the same proportion as described in the case of a Qualifying Termination occurring other than during the one-year period after a change in control or prior to February 28, 2022.

Also under the Agreement, Mr. Miller agreed that, during his employment with the Company and during the two-year period following the date of his termination from employment for any reason, he would not directly or indirectly work for or engage or invest in any of our competitors or solicit, directly or through any third party, any of our employees or consultants.

Executive Severance Plan.

On August 28, 2019, the Culture and Compensation Committee adopted the Executive Severance Plan for members of its Company Leadership Team or Executive Leadership Team whose employment is (i) involuntarily terminated without Cause or (ii) arbitrarily terminated if the Company’s CEO chooses to replace the employee with other personnel without Cause, and who meet other terms and conditions set forth in the plan. “Cause” is defined in the plan as serious misconduct, such as, unlawful harassment, threatened or actual violence, theft, fraud, falsification of company records, release of confidential information or destruction of company property.

Under the plan, an employee is entitled to receive a stated minimum number of weeks of base salary based on the employee’s level, plus one additional week for each full year of service with the Company, subject to a cap. Employees may receive quarterly discretionary bonuses earned before termination and may continue medical benefits under COBRA and the Company may also provide discretionary outplacement services, in both cases, subject to the terms and conditions set forth in the plan.

Prior to entering into his employment agreement, Mr. Miller was eligible to participate in the plan, but is no longer eligible because his employment agreement provides him with severance.

On March 28, 2020, the Board of Directors and the Culture and Compensation Committee determined to suspend the Executive Severance Plan in light of the outbreak of COVID-19 and the associated impact on the Company’s business. The plan was reinstated by the Culture and Compensation Committee on August 26, 2020.

Fiscal 2021 Outstanding Equity Awards at Fiscal Year-End

The table below sets forth certain information regarding the outstanding equity awards held by our named executive officers as of April 2, 2022.

		Option Awards				Stock Awards
		Number of	Number of
		securities	securities
		underlying	underlying				Market value of
		unexercised	unexercised			Number of units	units or shares
		options	options	Option	Option	or shares of	of stock that
		(#)	(#)	exercise price	expiration	stock that have	have not vested
Name	Grant date	exercisable	unexercisable	($)	date	not vested (#)	($)
Satish Malhotra	12/21/20[1]	—	—	—	—	33,400	$271,208
	6/1/21[2]	—	—	—	—	26,475	$215,977
	6/1/21[3]	—	—	—	—	63,918	$519,014
Dhritiman Saha	6/1/21[2]	—	—	—	—	7,876	$63,953
	6/1/21[3]	—	—	—	—	19,015	$154,402
Jeffrey Miller	10/31/13[4]	36,087	—	$18.00	10/31/2023	—	—
	6/1/19[5]	—	—	—	—	1,067	$8,664
	6/1/19[6]	—	—	—	—	1,575	$12,789
	6/1/20[7]	—	—	—	—	9,901	$80,396
	6/1/20[8]	—	—	—	—	30,032	$243,860
	6/1/21[2]	—	—	—	—	6,950	$56,434
	6/1/21[3]	—	—	—	—	16,779	$136,245

1	These time-based restricted shares are scheduled to vest in equal annual installments over three years. Of such shares, one-third vested on February 1, 2022, and the remaining two-thirds, shown here, will vest in equal installments on February 1, 2023 and February 1, 2024, subject to Mr. Malhotra’s continued employment through each applicable vesting date.
2	These time-based restricted shares are scheduled to vest in equal annual installments on June 1, 2022, June 1, 2023 and June 1, 2024, subject to continued employment and subject to acceleration upon termination of the named executive officer’s employment by us without cause or due to disability or by the named executive officer for good reason.
3	These restricted shares were granted subject to performance conditions tied to the Company’s fiscal 2021 performance, as described above under “Long Term Equity Incentives”. The numbers of shares shown here are the numbers that performance-vested as of April 2, 2022. Of such shares, one-third are scheduled to time-vest in equal annual installments on each of June 1, 2022, June 1, 2023 and June 1, 2024, subject to continued employment and subject to acceleration upon termination of the named executive officer’s employment by us without cause or due to death or disability or by the named executive officer for good reason.
4	These stock options were granted on the date of our IPO and were immediately vested and exercisable as of the consummation of our IPO.
5	These time-based restricted shares are scheduled to vest in equal installments over three years. Of such shares, one-third vested in equal installments on each of June 1, 2020 and June 1, 2021, and the remaining one-third, shown here, will vest on June 1, 2022, subject to continued employment and subject to acceleration upon termination of the named executive officer’s employment by us without cause or due to disability or by the named executive officer for good reason.
6	These restricted shares were granted subject to performance conditions tied to the Company’s fiscal 2019 performance, as described above under “Long Term Equity Incentives”. The numbers of shares shown here are the numbers that performance-vested as of March 28, 2020, plus such additional shares that the Culture and Compensation Committee deemed vested on such date. Of such shares, one-third vested in equal installments on each of June 1, 2020 and June 1, 2021, and the remaining one-third, shown here, will vest on June 1, 2022, subject to continued employment and subject to acceleration upon termination of the named executive officer’s employment by us without cause or due to death or disability or by the named executive officer for good reason.
7	These time-based restricted shares are scheduled to vest in equal installments over three years. Of such shares, one-third vested on June 1, 2021, and the remaining two-thirds, shown here, will vest in equal installments on June 1, 2022 and June 1, 2023, subject to continued employment and subject to acceleration upon termination of the named executive officer’s employment by us without cause or due to disability or by the named executive officer for good reason.
8	These restricted shares were granted subject to performance conditions tied to the Company’s fiscal 2020 performance, as described above under “Long Term Equity Incentives”. The numbers of shares shown here are the numbers that performance-vested as of April 3, 2021. Of such shares, one-third vested on June 1, 2021, and the remaining two-thirds, shown here, will vest in equal installments on June 1, 2022 and June 1, 2023, subject to continued employment and subject to acceleration upon termination of the named executive officer’s employment by us without cause or due to death or disability or by the named executive officer for good reason.

EQUITY COMPENSATION PLAN INFORMATION

The number of shares underlying outstanding stock options, the weighted average exercise price of such outstanding options and the number of additional shares remaining available for future issuance under our equity plans, as of April 2, 2022, are as follows:

	Number of securities	Weighted average	Number of securities
	to be issued upon	exercise price of	remaining available for
	exercise of	outstanding	future issuance under
	outstanding	options,	equity compensation plans
	options, warrants	warrants and	(excluding securities
Plan	and rights(a)	rights(b)	reflected in column(a)(c)
Equity compensation plans approved by the security holders
2012 Stock Option Plan[1]	113,473	17.01	—
Amended and Restated 2013 Incentive Award Plan	1,852,992	15.39	6,062,634
Equity compensation plans not approved by security holders	—	—	—
Total	1,966,465	15.49	6,062,634

1	As of our IPO, no further grants have been or will be made under the 2012 Stock Option Plan.

Security Ownership of Certain Beneficial Owners and Management

Common Stock

The following table sets forth information, as of July 7, 2022, unless otherwise indicated, regarding the beneficial ownership of our Common Stock by (i) shareholders who beneficially owned more than 5% of the outstanding shares of our Common Stock and (ii) each of our Directors (which includes all nominees), each of our Named Executive Officers and all Directors and executive officers as a group. The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of July 7, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed shareholders is c/o The Container Store Group, Inc., 500 Freeport Parkway, Coppell, TX 75019. Each of the shareholders listed has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable. The percentage of shares beneficially owned is computed on the basis of 51,533,476 shares of our Common Stock outstanding as of July 7, 2022.

	Shares of common
	stock beneficially
	owned
Name of beneficial owner	Number	Percentage
5% Shareholders
Green Equity Investors V, L.P. Green Equity Investors Side V, L.P. and TCS Co-Invest, LLC[1]	15,792,702	30.5%
Entities affiliated with Woodson Capital Master Fund, LP2	3,480,000	6.8%
Named Executive Officers and Directors
Satish Malhotra	466,801	*
Jeffrey Miller[3]	184,551	*
Dhritiman Saha	93,652	*
Jonathan D. Sokoloff1, [4]	15,510,549	30.0%
J. Kristofer Galashan1, [5]	15,510,548	30.0%
Robert E. Jordan[6]	260,145	*
Caryl Stern[7]	166,934	*
Wendi Sturgis	50,166	*
Anthony Laday	11,255	*
Nicole Otto	11,255	*
Lisa Klinger	6,408	*
All executive officers and directors as a group (thirteen persons)	17,377,311	33.4%

*	Less than one percent.
1	Includes (i) 15,334,006 shares of Common Stock held directly by Green Equity Investors V, L.P. and Green Equity Investors Side V, L.P. (collectively, the “Green Funds”) and TCS Co Invest, LLC (“TCS Co”), (ii) 240,397 shares of Common Stock granted to Jonathan D. Sokoloff, Timothy J. Flynn and J. Kristofer Galashan, and (iii) 218,299 shares of Common Stock underlying options granted to Jonathan D. Sokoloff and J. Kristofer Galashan which are currently exercisable or will become exercisable within 60 days of July 7, 2022. Voting and investment power with respect to the shares of our Common Stock held by the Green Funds and TCS Co may be deemed to be shared by certain affiliated entities. GEI Capital V, LLC (“GEIC”), is the general partner of the Green Funds. Green V Holdings, LLC (“Holdings”) is a limited partner of the Green Funds. LGP is the management company of the Green Funds, the Manager of TCS Co and an affiliate of GEIC and Holdings. LGP Management, Inc. (“LGPM”) is the general partner of LGP. Each of the Green Funds, Holdings, LGP, LGPM and TCS Co disclaims such shared beneficial ownership of our Common Stock, except to the extent of its pecuniary interest therein. Each of Jonathan D. Sokoloff, Timothy J. Flynn, and J. Kristofer Galashan may also be deemed to share voting and investment power with respect to such shares due to their respective positions with LGPM, and each of them disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Each of the foregoing individuals’ address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.
2	Based on a Schedule 13G filed with the SEC on February 14, 2022 by Woodson Capital Master Fund, LP (“Woodson Master”) and entities affiliated therewith, Woodson Master reports shared voting and dispositive power over 3,299,040 shares; Woodson Capital General Partner, LLC reports shared voting and dispositive power over 3,480,000 shares; Woodson Capital Management, LP reports shared voting and dispositive power over 3,480,000 shares; Woodson Capital GP, LLC reports shared voting and dispositive power over 3,480,000 shares; and James Woodson Davis reports shared voting and dispositive power over 3,480,000 shares. The entities affiliated with Woodson Master, listed above, may each be deemed to be a beneficial owner of all such shares owned by Woodson Master. Each of these entities hereby disclaims any beneficial ownership of any such shares. The address of the principal business office of (i) all of the Reporting Persons other than Woodson Master is 101 Park Avenue, 48th Floor, New York, New York, 10178; and (ii) Woodson Master is Maples Corporate Services Limited, Ugland House Grand Cayman, KY1-1104 Cayman Islands.
3	Includes (i) 148,464 shares of Common Stock held directly and (ii) 36,087 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of July 7, 2022.
4	Includes (i) 15,334,006 shares of Common Stock held by the Green Funds and TCS Co, (ii) 67,393 shares of Common Stock held directly and (iii) 109,150 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of July 7, 2022.
5	Includes (i) 15,334,006 shares of Common Stock held by the Green Funds and TCS Co, (ii) 67,393 shares of Common Stock held directly and (iii) 109,149 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of July 7, 2022.
6	Includes (i) 137,393 shares of Common Stock held directly and (ii) 122,752 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of July 7, 2022.
7	Includes (i) 72,243 shares of Common Stock held directly and (ii) 94,691 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of July 7, 2022.

CERTAIN RELATIONSHIPS

Policies and Procedures for Related Person Transactions

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements for companies listed on the NYSE. Under the policy:

●	any proposed related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of the Board of Directors composed solely of independent directors who are disinterested or by the disinterested members of the Board of Directors; and
●	any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Culture and Compensation Committee of the Board of Directors or recommended by the Culture and Compensation Committee to the Board of Directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

●	management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;
●	management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;
●	management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and
●	management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

The policy provides that the committee or the disinterested directors, as applicable, will not approve or ratify a related person transaction unless it determines, upon consideration of all relevant information, that the related person transaction is in, or is not inconsistent with, the best interests of the Company. In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent” or “non-employee” director, as applicable, under the rules and regulations of the SEC and the NYSE. The committee or the disinterested directors, as applicable, will not approve any transaction unless it has determined that the transaction is in, or is not inconsistent with, the best interests of the Company.

The following are certain transactions, arrangements and relationships with our directors, executive officers and shareholders owning 5% or more of our outstanding Common Stock.

Stockholders Agreement

In connection with LGP’s acquisition of The Container Store, Inc. in 2007, we, certain affiliates of LGP, and all other holders of our Common Stock and Preferred Stock, entered into a stockholders agreement (the “Stockholders Agreement”). Upon the closing of the IPO, we amended and restated our Stockholders Agreement to eliminate all provisions thereof other than those related to registration rights, which are described below.

Demand Registration Rights

At any time beginning six months after the date of our IPO, subject to certain restrictions:

●	certain entities affiliated with LGP, and any transferee controlled directly or indirectly by LGP or any of its affiliates, are able to require us to use our best efforts to register their Common Stock under the Securities Act at any time;
●	certain employees (including our named executive officers) may require us to use our best efforts to register their Common Stock under the Securities Act twice prior to the time that we are eligible to register securities on Form S-3 and require us to use our best efforts to register their Common Stock under the Securities Act twice after we are eligible to register securities on Form S-3; and
●	certain other investors may require us to use our best efforts to register their Common Stock under the Securities Act.

These demand registration rights are subject to certain exceptions set forth in the Stockholders Agreement.

Piggyback Registration Rights

If we propose to register any of our own securities under the Securities Act in a public offering, we will be required to provide notice to all holders of our Common Stock with registration rights under our Stockholders Agreement relating to the registration and provide them with the right to include their shares in the registration statement. These piggyback registration rights are subject to certain exceptions set forth in the Stockholders Agreement.

Expenses of Registration

We will be required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares of our Common Stock held by the holders of our Common Stock with registration rights under our Stockholders Agreement.

Indemnification Agreements and Assumption Agreement

Our Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain exceptions contained in our Amended and Restated Bylaws. In addition, our Amended and Restated Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the Delaware General Corporation Law, subject to certain exceptions contained in those agreements.

Transaction with Studio Image Inc.

The Company has an arrangement with Studio Image Inc. (“Studio Image”), whereby Studio Image transacts with the Company and/or its subsidiaries to provide retail merchandise for resale. Walter Robb, a former member of our Board of Directors, is married to the chief executive officer and sole owner of Studio Image. Since the beginning of fiscal 2020, we have made approximately $233,000 in payments to Studio Image.

SHAREHOLDERS’ PROPOSALS

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 500 Freeport Parkway, Coppell, Texas 75019 in writing not later than March 14, 2023.

Shareholders intending to present a proposal at the 2023 Annual Meeting of Shareholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the shareholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Shareholders no earlier than the close of business on May 3, 2023 and no later than the close of business on June 2, 2023. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2023 Annual Meeting of Shareholders is more than 30 days before or more than 70 days after August 31, 2023, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting of Shareholders and not later than the close of business on the 90th day prior to the 2023 Annual Meeting of Shareholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2023 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 3, 2023.

In connection with our solicitation of proxies for our 2023 annual meeting of stockholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our Directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

THE CONTAINER STORE’S ANNUAL REPORT ON FORM 10-K

A copy of The Container Store’s Annual Report on Form 10-K for the fiscal year ended April 2, 2022, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any shareholder of record on July 7, 2022 without charge upon written request addressed to:

The Container Store Group, Inc.

Attention: Secretary

500 Freeport Parkway

Coppell, Texas 75019

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended April 2, 2022 at www.containerstore.com in the “SEC filings” section of the “Investor Relations” page.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

Michael Lambeth, Secretary

Coppell, Texas

July 12, 2022

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 31, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. THE CONTAINER STORE GROUP, INC. 500 FREEPORT PKWY COPPELL, TX 75019 During The Meeting - Go to www.virtualshareholdermeeting.com/TCS2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 31, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D57443-P59230 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE CONTAINER STORE GROUP, INC. The Board of Directors recommends you vote FOR each of the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) J. Kristofer Galashan 02) Nicole Otto 03) Anthony Laday For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3: ! ! ! ! ! ! 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending April 2, 2022. Approval, on an advisory (non-binding) basis, of the compensation of the Company's named executive officers. 3. NOTE: Such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D57444-P59230 THE CONTAINER STORE GROUP, INC. Annual Meeting of Shareholders September 1, 2021 10:30 AM CDT This proxy is solicited by the Board of Directors The undersigned Shareholder(s) hereby appoint(s) Satish Malhotra, President and Chief Executive Officer and Michael Lambeth, Vice President of Finance, Treasurer, and Secretary, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of The Container Store Group, Inc. that the undersigned Shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 AM CDT on September 1, 2021 via live webcast and any adjournment, continuation or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side